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                                                                     EXHIBIT 5.1

                               HUNTON & WILLIAMS
                          RIVERFRONT PLAZA--EAST TOWER
                               951 E. BYRD STREET
                            RICHMOND, VIRGINIA 23219

June 11, 2002

Board of Directors
Weight Watchers International, Inc.
175 Crossways Park West
Woodbury, New York 11797-2055

                      WEIGHT WATCHERS INTERNATIONAL, INC.
            REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-89444)

Ladies and Gentlemen:

    We have acted as special Virginia counsel for Weight Watchers International, Inc., a Virginia corporation (the "Company"), in connection with the Registration Statement on Form S-3 (File No. 333-89444), as filed by the Company with the Securities and Exchange Commission (the "Commission") on
May 31, 2002 (as amended, the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the sale by certain of the Company's shareholders named in the Registration Statement in an underwritten public offering of 20,125,000 shares (including 2,625,000 shares subject to the underwriters' over-allotment option) of the Company's common stock, no par value (the "Common Stock"), together with an equal number of rights (initially attached to, and evidenced by certificates for, the Common Stock) to purchase Series B Preferred Stock, no par value, of the Company (the "Rights" and, collectively with the Common Stock, the "Shares").

    This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

    In connection with the foregoing, we have examined and relied upon originals or copies, certified to our satisfaction, of (i) the Articles of Incorporation and the Bylaws of the Company, each as amended to date, (ii) actions of the Board of Directors of the Company authorizing the filing of the Registration Statement and related matters, (iii) the Registration Statement and exhibits thereto and (iv) such other documents, instruments or other information as we deemed necessary or appropriate in rendering our opinion.

    For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals and (iii) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect thereof (other than the authorization, execution and delivery of documents by the Company).

    As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company, certificates of governmental authorities and documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such representations, certificates, documents, records and instruments.

    We are members of the Virginia state bar and do not purport to express an opinion on any laws other than the laws of the Commonwealth of Virginia.
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    Based upon the foregoing, we are of the opinion that:

    1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

    2. The Shares have been duly authorized and validly issued and are fully paid and nonassessable.

    We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

                                          Very truly yours,
                                          /S/ HUNTON & WILLIAMS

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